Exhibit 99.1  Press Release issued by the Company dated May 12, 2005.


                     Pep Boys Reports 0.3% Q1 Comp Sales Decrease
                   - Net Loss from Continuing Operations of $0.04 -

PHILADELPHIA - May 12, 2005 - The Pep Boys - Manny, Moe & Jack (NYSE: "PBY"), the nation's leading automotive aftermarket retail and service chain, announced the following results for the thirteen weeks (first quarter) ended April 30, 2005.

Operating Results

Sales
Sales for the thirteen weeks ended April 30, 2005 were $564,226,000, 0.3% less than the $566,133,000 recorded last year. Comparable merchandise sales increased 0.7% and comparable service revenue decreased 4.6%. Recategorizing Sales to more accurately reflect the two areas of automotive aftermarket in which the Company competes, comparable Retail Sales (DIY and Commercial) increased 1.0% and comparable Service Center Revenue (labor plus installed merchandise and tires) decreased 2.1%.

Earnings
Net Earnings from Continuing Operations decreased from Net Earnings of $15,082,000 ($0.27 per share - basic, $0.25 diluted) to a Net Loss of $2,386,000 ($0.04 per share - basic and diluted).

Commentary
Pep Boys Chairman and CEO, Larry Stevenson, commented, "As I have repeatedly cautioned investors, the near term results of our turnaround will continue to be uneven. While Pep Boys has a very exciting future ahead, achieving fundamental and sustainable performance improvements will take time. On the Retail side, we continue to refine our product mix, pricing and promotional programs to achieve the most appropriate balance between retail sales growth and profitability. As we continue to work against our Service Center improvement initiatives, we expect our financial results to begin to reflect the benefits of these initiatives during the second half of the year."

He continued, "We are excited about our store refurbishment program, which has yielded very positive customer response and incremental sales in the markets that we have renovated to date. During the first quarter, we grand re-opened 76 stores in our largest market, Los Angeles. Our second largest market, Philadelphia, is scheduled to re-grand open in June, with Chicago to follow in July."

CFO Harry Yanowitz said, "While business conditions remain difficult, we are working to return our product margins to historic rates and carefully adjusting elements of our SG&A costs to more closely fit our current revenues. Our retail comparisons will continue to be a challenge in the second quarter given last year's strong results, but the service comparisons will ease slightly. While we remain concerned about gas prices and product cost increases,





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particularly with their effect on our lower-income customer base, the Pep Boys team is focused on delivering long-term operating improvement."

Accounting Matters

Service Labor Reallocation
As previously announced, effective the first day of this quarter, we restructured our field operations into separate retail and service teams. In connection with this restructuring, certain retail personnel, who were previously utilized in merchandising roles supporting the service business, were reassigned to purely service-related responsibilities. The labor and benefits costs related to these associates, approximately $4.7 million per quarter, which were previously recognized in SG&A, are now recognized in Costs of Service Revenue.

Co-op Advertising
Currently, a portion of our vendor support funds are provided in support of specific advertising costs or "co-op," which, in accordance with EITF No. 02-16, we account for as a reduction of SG&A. We are in the process of restructuring our vendor agreements to provide flexibility in how we apply vendor support funds, to eliminate the administrative burden of tracking the application of such funds and to ensure that we are receiving the best possible pricing. Based on these renegotiations, we believe that future allowances received from vendors will be prospectively accounted for as a reduction of inventories and recognized as a reduction to cost of sales as the related inventories are sold, in accordance with EITF No. 02-16. We anticipate that the majority of the new vendor agreements will be finalized and in effect by the end of the second quarter. Assuming that all of our vendor agreements had been so restructured as of January 30, 2005, both our SG&A and Gross Profit for the first quarter would have increased by approximately $8.8 million, without materially impacting inventory valuation or Net Earnings from Continuing Operations.


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                              Pep Boys Financial Highlights


Thirteen Weeks Ended:                                April 30, 2005           May 1, 2004
                                                 --------------------      ------------------
Total Revenues                                    $      564,226,000        $    566,133,000

Net (Loss) Earnings From Continuing
 Operations                                       $       (2,386,000)       $     15,082,000

Average Shares - Diluted                                  55,185,000              63,587,000

Basic (Loss) Earnings Per Share
 from Continuing Operations                       $            (0.04)       $           0.27

Diluted (Loss) Earnings Per Share
 from Continuing Operations                       $            (0.04)       $           0.25




Pep Boys has 593 stores and more than 6,000 service bays in 36 states and Puerto Rico.
Along with its vehicle repair and maintenance capabilities, the Company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling
1-800 - PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. The word "guidance,"
"expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Investors have an opportunity to listen to the Company's quarterly conference calls discussing its results and related matters.  The call for the first quarter will be broadcast live on
Friday, May 13, 2005 at 8:30 a.m. EDT over the Internet at Broadcast Networks' Vcall website, located at http://www.vcall.com.  To listen to the call live, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.  Supplemental financial information will be available the morning of May 13th on Pep
Boys' website at www.pepboys.com.

                                      ###


Contact:
Pep Boys, Philadelphia
Investor Contact: Harry Yanowitz, 215-430-9720
Media Contact: Bill Furtkevic, 215-430-9676
Internet: http://www.pepboys.com

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